UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2008
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 5, 2008, the registrant issued the attached press release regarding the termination of the option and joint venture agreement dated November 4, 2005 between the Company and Triex Minerals Corporation (“Triex”) relating to the Company’s mineral exploration properties in Cochrane River, Saskatchewan (the “Cochrane River Property”). As of April 24, 2008, Triex has terminated the option and joint venture agreement and forfeited its right to earn its first option of an undivided sixty percent (60%) interest in the Cochrane River Property. Management of the Company determined that the Cochrane River Property is not a material property to the Company. The press release is hereby being furnished to the Securities and Exchange Commission (“SEC”) on Form 8-K to satisfy the Company’s “public disclosure” obligations under Regulation FD of the SEC.

Item 9.01. Exhibits.

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

(99.1)	Press Release dated May 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: May 5, 2008	By:	“Sonya Reiss”
Sonya Reiss
Vice President, Corporate Affairs and Secretary